Exhibit 3.78

BYLAWS

OF

GLOBE TELECOMMUNICATIONS, INC.

ARTICLE ONE

Offices

1.1                               Registered Office and Agent.  The corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

1.2                               Other Offices.  The corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the corporation may require or make desirable.

ARTICLE TWO

Shareholders Meetings

2.1                               Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia, as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver, or if no place is so specified, at the registered office of the corporation.

2.2                               Annual Meetings. The annual meeting of shareholders shall be heard on the first day of March of each year, or, if said day be a legal holiday, then on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

2.3                               Substitute Annual Meeting.  If the annual meeting is not held on the day designated in Section 2.2, any business, including the election of directors, which might properly have been acted upon at that meeting, may be acted upon at any subsequent shareholders’ meeting held pursuant to these bylaws or to a court order requiring a substitute annual meeting.

2.4                               Special Meetings.  Special meetings of the shareholders may be called at any time by the president, the Board of Directors, or by the holders of a majority of all of the shares entitled to vote.

2.5                               Notice of Meetings.  Unless waived as contemplated in Section 5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders’ meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than fifty (50) days before the date thereof, either personally or by mail, by or at the direction of the president or secretary or other person calling the meeting.  In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes which the Georgia Business Corporation Code required to be stated in the notice of the meeting.  In case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

2.6                               Quorum.  At all meetings of the shareholders, the presence, person or by proxy, of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum.  If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the articles of incorporation, or by these bylaws.  The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.7                               Voting of Shares.  Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.  Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot is cast by proxy, it shall also state the name of such proxy.

2.8                               Proxies.  A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact.  A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein.  If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting.  The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

2.9                               Presiding Officer.  The president, or in his absence, the vice president, shall serve as the chairman of every shareholders’ meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting.  The chairman shall appoint such persons as he deems required to assist with the meeting.

2.10                        Adjournments.  Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place.  It shall not be necessary to give any notice of the reconvened meeting or the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned.  At any such reconvened meeting at which a quorum is represented or present, any business may he transacted which could have been transacted at the meeting which was adjourned.

2.11                        Action of Shareholders Without a Meeting.  Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a, written approval and consent,

setting forth the action authorized, shall be signed by each of the shareholders entitled to vote on the date on which the last such shareholder signs such approval and consent and upon the filing of such approval and consent with the officer of the corporation having custody of its books and records.  Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

ARTICLE THREE

The Board of Directors

3.1                               General Powers.  The business and affairs of the corporation shall be managed by the Board of Directors.  In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws, directed or required to be exercised or done by the shareholders.

3.2                               Number, Election and Term of Office.  The corporation shall have not less than three nor more than nine directors, except that if all the shares of the corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.  The directors shall be elected at the annual meeting of the shareholders by majority vote on the shares represented in person or by proxy.  Each director, except in case of death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

3.3                               Removal.  Any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.  Removal action may be taken at any shareholders’ meeting with respect to which notice of such purpose has been given, and a removed director’s successor may be elected at the same meeting to serve the unexpired term.

3.4                               Vacancies.                               A vacancy occurring in the Board of Directors, except by reason of removal of a director, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by affirmative vote of a majority of all the directors remaining in office though less than a quorum of the Board of Directors.

3.5                               Compensation.  Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or the shareholders.  A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors for services rendered in that other capacity.

3.6                               Committees of the Board of Directors.  The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other committees, each consisting of three or more directors.  Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing said committee.

ARTICLE FOUR

Meetings, of the Board of Directors

4.1                               Regular Meetings.  Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or any meeting held in lieu thereof.  In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

4.2                               Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the president, or in his absence by the secretary of the corporation, or by any two directors in office at that time.

4.3                               Place of Meetings.  Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

4.4                               Notice of Meetings.  No notice shall be required for any regularly scheduled meeting of the directors of the corporation.  Unless waived as contemplated in Section 5.2, the president or the secretary of the corporation or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting.  Such notice shall be given by mailing a notice of the meeting at least five (5) days before the date of the meeting.  Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency.  Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

4.5                               Quorum.  At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business.  In no case shall less than one-third of the total number of directors authorized at that time nor less than two directors constitute a quorum, except when the Board of Directors consists of only one director, then one director shall constitute a quorum.

4.6                               Vote Required for Action.  Except as otherwise provided in this section or bylaw, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.  Adoption, amendment and repeal of a bylaw is provided for in Article Eleven of these bylaws.  Vacancies in the Board of Directors may be filled as provided in Section 3.4 of these bylaws.

4.7                               Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the directors and such written consent is filed with the minutes of the proceedings of the Board.  Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

4.8                               Adjournments.  A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place.  It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, -other than the announcement at the meeting which was adjourned.  At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

ARTICLE FIVE

Notice and Waiver

5.1                               Procedure.  Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4 for any shareholder or director respectively.  Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his address as it appears on the books of the corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States Mail.

5.2                               Waiver.  Whenever any notice is required to be given to any shareholder or director by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director or shareholder entitled to such notice or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

ARTICLE SIX

Officers

6.1                               Number.  The Executive Officers of the corporation shall consist of a president, one or more vice-presidents as determined or designated by the Board of Directors, a secretary and a treasurer.  The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the corporation, but the corporation shall not be required to have at any time any officers other than a president, secretary and treasurer.  Any two or more offices may be held by the same person, except the offices of president and secretary.

6.2                               Election and Term.  All Executive Officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

6.3                               Compensation.  The compensation of all Executive Officers of the corporation shall be fixed by the Board of Directors.

6.4                               Removal.  Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at any meeting with respect to which notice of such purpose has been given to the members thereof.

6.5                               President.  The president shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation.  He shall see that all orders and resolutions of the Board of Directors are carried into effect.  The president shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

6.6                               Vice-President.  The vice-president shall, in the absence or disability of the president, or at the direction of the president, perform the duties and exercise the powers of the president.  If the corporation has more than one vice-president, the one designated by the Board of Directors shall act in lieu of the president.  Vice-presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

6.7                               Secretary.  The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors.  He shall have authority to give all notices required by laws or these bylaws.  He shall be custodian of the corporate books’ records, contracts and other documents.  The secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature.  The secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him.

6.8                               Treasurer.  The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors.  The treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports of the same to the Board of Directors and president upon request.  The treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

6.9                               Assistant Secretary and Assistant Treasurer.  The assistant secretary and assistant treasurer shall, in the absence or disability of the secretary or the treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them.  Specifically, the assistant secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

6.10                        Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

6.11                        Reimbursement by Officers.  Any payments made to an officer of the corporation such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the

Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.  It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE SEVEN

Dividends

7.1                               Time and Conditions of Declarations.  Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property, only out of the unreserved and unrestricted earned surplus of the corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year or the next preceding fiscal year.

7.2                               Reserves.  Before the payment of any dividend or the making of any distribution of profit, there shall be set aside out of the earned surplus or current net earnings of the corporation such sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, to pay and discharge indebtedness, or to fulfill other purposes which the Board of Directors shall deem to be in the best interests of the corporation.

7.3                               Share Dividends - Treasury Dividends.  Dividends may be declared by the Board of Directors and paid in the shares of the corporation out of the treasury shares that have been reacquired out of the surplus of the corporation.

7.4                               Share Dividends - Unissued Shares.  Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the corporation out of any unreserved and unrestricted surplus of the corporation; provided that such shares shall be issued at not less than the par value thereof, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

7.5                               Share Splits.  A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this Article.

ARTICLE EIGHT

Shares

8.1                               Authorization and Issuance of Shares.  The par value and the maximum number of shares of any class of the corporation which may be issued and outstanding shall be as set forth from time to time in the articles of incorporation of the corporation.  The Board of Directors may increase or decrease the number of issued and outstanding shares of the corporation within the maximum authorized by the articles of incorporation and the minimum requirements of the articles of Georgia law.

8.2                               Share Certificates.  Interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law.  Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the corporation’s books.  Each certificate shall be signed by the president or a vice president and the secretary or an assistant secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a ‘registrar, the signature of any such officer may be facsimile.  In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

8.3                               Rights of Corporation with Respect to Registered  Owners.  Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express*or other notice thereof, except as otherwise provided by law.

8.4                               Transfers of Shares.  Transfers of shares shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of Section 8.6 of these bylaws shall have been complied with.

8.5                               Duty of Corporation to Register Transfer.  Notwithstanding any of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

(a)                                 the share certificate is endorsed by the appropriate person or persons; and

(b)                                 reasonable assurance is given that these endorsements are genuine and effective; and

(c)                                  the issuer has no duty to inquire into adverse claims or has discharged any such duty; and

(d)                                 any applicable law relating to the collection of taxes has been complied with; and

(e)                                  the transfer is in fact rightful or is to a bona fide purchaser.

8.6                               Lost, Stolen or Destroyed Certificates.  Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

8.7                               Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and in the case of a shareholders’ meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.8                               Record Date if None Fixed.  If no record date is fixed, as provided in Section 8.7 of these bylaws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders’ meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

ARTICLE NINE

Indemnification

9.1                               Indemnification.  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of this corporation, or of a similar position for another corporation, partnership, joint venture, trust or other enterprise at the request of this corporation, shall be indemnified by this corporation, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in a manner he reasonably believed to be in or not opposed to the best interest of this corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.  Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the Bylaws or by any of the following procedures:

(a)                                 order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding,

(b)                                 resolution adopted by a majority of a quorum of the Board of Directors of the corporation without counting in such majority or quorum any Directors who have incurred expenses in connection with such action, suit or proceeding,

(c)                                  resolution adopted by a majority of a quorum of the Stockholders entitled to vote at any meeting, or

(d)                                 order of any court having jurisdiction over the corporation.

Any such determination that a payment by way of indemnity should be made shall be binding upon the corporation.  Such right of indemnification shall not be exclusive of any other right which such Directors, officers and employees of the corporation and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification or reimbursement under any Bylaw, agreement, vote of Stockholders, provision of law, insurance policy, or otherwise, as well as their rights under this Article.  The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had been a Director, officer or employee of the corporation.